UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 17, 2005

IOMEGA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware                                                                                          1-12333                                                          86-0385884

(State or Other Jurisdiction (Commission	(IRS Employer
of Incorporation) File Number)	Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

(858) 314-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 17, 2005, Thomas Liguori provided Iomega Corporation (the “Company”) written notification that he would resign as Vice President, Finance and Chief Financial Officer effective November 11, 2005. Mr. Liguori informed Iomega that he was relocating, for personal reasons, outside the State of California, and that he had accepted a position with a company that does not compete with Iomega.

(c) On October 19, 2005, the Board of Directors of Iomega Corporation appointed Thomas D. Kampfer, age 42, as interim Chief Financial Officer, effective November 11, 2005, and continuing until such time as a replacement is appointed.

Mr. Kampfer joined Iomega Corporation in July 2001 as Vice President, General Counsel and Secretary. He served as Iomega’s General Counsel from July 2001 to October 2005, and he continues to serve as Executive Vice President and Secretary. In addition to his legal responsibilities, Mr. Kampfer has held a variety of other executive positions at Iomega, including Interim Chief Financial Officer, from June 2004 to February 2005; and Executive Vice President, Business Solutions from November 2004 to October 2005. From February 2001 to July 2001, he served as General Counsel and Secretary and Vice President, Corporate Development of Entropia, Inc., a developer of distributed computing technology. From January 1995 to January 2001, Mr. Kampfer was with Proxima, where he served in several capacities including General Counsel and Secretary and Vice President, Business Development. Prior to Proxima, Mr. Kampfer spent eleven years at IBM Corporation, a global manufacturer of computer products and services, where he held a variety of engineering and legal positions.

Mr. Kampfer does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $60,000, nor has he had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year. No member of Mr. Kampfer’s family is employed by, is a consultant to, or is a director of Iomega Corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 21, 2005

IOMEGA CORPORATION
(Registrant)

By: /s/ Thomas D. Kampfer

         Thomas D. Kampfer

         Executive Vice President and Secretary